UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2016

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control Plan and Named Executive Officer Severance Policy
On July 28, 2016, the Federal Housing Finance Agency (Finance Agency) informed the Federal Home Loan Bank of Topeka (FHLBank) of its non-objection to amendments to each of FHLBank’s Named Executive Officer (NEO) Severance Policy and its Change in Control Plan that served to amend the potential benefits that may be received by Patrick C. Doran upon a termination and upon a qualifying termination in connection with a change in control. Upon receipt of non-objection from the Finance Agency each amendment became effective.

On March 25, 2016, Patrick C. Doran was promoted from Senior Vice President to Executive Vice President. Consistent with the promotion, on June 23, 2016, the Compensation Committee of FHLBank’s Board of Directors (Board) approved a change to the benefits to be provided to Mr. Doran pursuant to FHLBank’s Change in Control Plan, subject to non-objection from the Finance Agency. The Change in Control Plan provides that, upon both a change in control (as defined in the Change in Control Plan) and the termination of a participant that qualifies as a Change in Control Termination (also as defined in the Change in Control Plan), a participant is entitled to a cash lump sum payment that, when combined with any amount payable under an FHLBank severance policy, equals a compensation multiplier times (i) the participant’s then annualized base salary, and (ii) an amount equal to the target Total Base Opportunity as reflected in FHLBank’s Executive Incentive Compensation Plan Targets document for the year in which the change in control occurs. Participants at Tier 1 are subject to a compensation multiplier of 2.99, participants at Tier 2 are subject to a compensation multiplier of 2.0, and participants at Tier 3 are subject to a compensation multiplier of 1.0. A participant is also eligible to receive the continuation of certain group health care benefits for a period of years equal to his or her compensation multiplier. The Compensation Committee of the Board approved Mr. Doran as a Tier 2 participant subject to a compensation multiplier of 2.0, consistent with the benefits under the Change in Control Plan provided to other Executive Vice Presidents. Prior to this change, Mr. Doran was categorized as a Tier 3 participant.

In addition, on June 24, 2016, the Board approved amendments to the NEO Severance Policy, subject to non-objection from the Finance Agency, to align Mr. Doran’s benefits under the NEO Severance Policy with the benefits provided to other Executive Vice Presidents of FHLBank. The NEO Severance Policy is intended to define the severance process to ensure effective and consistent support for specified senior executive officers (NEOs) leaving FHLBank, and states that FHLBank will provide Severance Pay (as defined in the NEO Severance Policy) and continuation of certain benefits if FHLBank terminates the NEO’s employment with or without cause, but subject to certain exceptions and the terms of the NEO Severance Policy. As amended, Mr. Doran is now entitled to severance pay equal to nine months of his final base salary if he is terminated and meets the requirements of the NEO Severance Policy. Prior to this amendment, under the NEO Severance Policy, Mr. Doran was eligible to receive six months of his final base salary as severance pay.

The foregoing description of the Change in Control Plan is qualified in its entirety by reference to the plan as described in and made part of FHLBank’s Annual Report on Form 10-K, filed with the SEC on March 10, 2016. The foregoing description of the NEO Severance Policy is qualified in its entirety by reference to a copy of the NEO Severance Policy, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits
10.1 Named Executive Officer Severance Policy, dated June 24, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

August 1, 2016	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: EVP, General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	NEO Severance Policy